Exhibit 99.3

CONFIDENTIAL

March 25, 2015

Leo A. Bannon

c/o RealD Inc.

100 N. Crescent Drive, Suite 200

Beverly Hills, CA 90210

Dear Leo:

On behalf of RealD Inc., a Delaware corporation (the “Company”), I am pleased to provide you with this letter setting forth the terms and conditions of your continued employment with the Company (the “Agreement”).  Effective as of March 25, 2015 (the “Effective Date”) this Agreement amends, restates and supersedes in its entirety your Employment Agreement with the Company dated October 17, 2011.

1.                                    Title; Duties; Reporting.  You will continue to serve as the Company’s Executive Vice President, Global Operations and shall report directly to the Chief Executive Officer of the Company.  In your role as Executive Vice President, Global Operations, you shall be responsible for, among other things, the Company’s research and development, engineering, manufacturing and operations functions. You shall be a member of the Company’s senior management team and shall have such duties and responsibilities as shall be consistent with your position.  You shall work out of the Company’s facilities in Boulder, CO, with travel to other locations, including the Company’s offices in Beverly Hills, CA, trade shows and customer visits, as necessary to fulfill your duties and responsibilities.  You will also devote your full time, efforts, abilities, and energies to promote the general welfare and interests of the Company and any related enterprises of the Company.  You will loyally, conscientiously and professionally do and perform all duties and responsibilities of your position, as well as any other duties and responsibilities as may be reasonably assigned to you by the Company, consistent with your position.  You will strictly adhere to and obey all Company rules, policies, procedures, regulations and guidelines including, but not limited to, those contained in the Company’s employee handbook, as well as any others that the Company may establish.  You will strictly adhere to all applicable state and/or federal laws and/or regulations relating to your employment with the Company.

(a)                               No Conflicting Obligations.  By signing this Agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

(b)                              Outside Activities.  Notwithstanding anything to the contrary contained herein, you may (i) serve as a director or member of a committee or organization

CONFIDENTIAL

Leo Bannon

March 25, 2015

involving no actual or potential conflict of interest with the Company and its subsidiaries and affiliates; (ii) deliver lectures and fulfill speaking engagements; (iii) engage in charitable and community activities; and (iv) invest your personal assets in such form or manner that will not violate this Agreement; provided, however, that the activities described in clauses (i), (ii), (iii) or (iv) do not materially affect or interfere with the performance of your duties and obligations to the Company and further, provided, that the Company’s Chief Executive Officer must provide his/her advance written consent with respect to the items referenced in clause (i).

2.                                    Term.

(a)                               Length of Term.  The term of this Agreement shall extend from the Effective Date through March 31, 2017 (the “Term”) unless terminated earlier in accordance with the terms herein.  On April 1, 2017, and on each subsequent April 1st thereafter, the end date of the Term shall automatically be extended by one (1) additional year, unless either party has previously provided at least sixty (60) days’ written notice to the other party to not so extend the Term.  Once such notice has been provided, then the Term shall no longer be extended on any following April 1st.  Notwithstanding anything to the contrary, this Agreement shall in all cases expire no later than (and cannot be extended beyond) March 31, 2019.  Upon expiration of the Term due to either parties’ providing written notice to not extend the Term then, except as provided in Section 2(c) below, your employment with the Company shall terminate (if not terminated earlier in accordance with the terms herein) as of the end of the Term.  The terms of Sections 6 through 13 shall survive any termination or expiration of this Agreement or of your employment.

(b)                              Resignation.  If you voluntarily terminate your employment for any reason, you shall be deemed to have immediately resigned from all positions as an employee or officer with the Company, and any of its affiliates, as of your last day of employment.  Upon termination of your employment for any reason, you shall be deemed to have immediately resigned from any position as an employee, officer and/or director of the Company or any of its affiliates, as of your last day of employment.

(c)                               At-Will Status After Expiration of the Term.  If the Term ends on March 31, 2019 and if you are then still employed by the Company, then your employment shall thereafter continue on an “at will” basis and during such at-will period, either party can terminate your employment without obligation (including, without limitation, any obligation to provide severance payments or benefits) and/or the Company can change any or all of the terms of your employment at any time for any reason or no reason by providing written notice of the same.  For the avoidance of doubt, no advance written notice will be required to effectuate a termination of your employment after the expiration of the Term.

CONFIDENTIAL

Leo Bannon

March 25, 2015

(d)                             No Eligibility for Severance.  For the avoidance of doubt, the act of either party providing written notice of its intention to not extend the Term, or the expiration of the Term either on March 31, 2019 or as a result of a party providing such written notice to not extend the Term, shall not trigger any rights to or eligibility for severance, including without limitation, those payments and benefits described under Sections 3(e)(i) or 3(e)(ii).  After expiration of the Term, however, you will remain eligible to receive severance in accordance with the Company’s severance policy for comparable level executives of the Company as in effect from time to time.

3.                                    Compensation.

(a)                               Base Salary.

(i)                                  As of the Effective Date, your base salary is $420,000 per year, payable in accordance with the Company’s standard payroll procedures.

(ii)                              For all purposes of this Agreement, the term “Base Salary” shall refer to the base salary in effect from time to time.  During the Term, your Base Salary will be reviewed annually and is subject to increase (but not decrease) at the discretion of the Board or a committee of members of the Board.

(b)                              Bonus.

During each fiscal year of the Term, beginning with the fiscal year ending March 31, 2015, you will annually be eligible to earn a cash performance bonus (“Performance Bonus”) with a target amount of eighty percent (80%) of your Base Salary.  The Performance Bonus will be issued and administered under the Company’s 2010 Management Incentive Plan (or any successor incentive compensation plan).  Your actual bonus, if any, for each fiscal year shall be determined by the Company and the Board (or an appropriate committee thereof) and based 50% on the Company’s performance and 50% on your successful completion of the performance objectives (“MBO Goals”) reasonably prescribed and established for you by the Company (although you may have input into the development of such MBO Goals).  The Performance Bonus shall be paid to you no later than the 15th day of the third month immediately following the fiscal year with respect to which the Performance Bonus relates.  To earn any Performance Bonus, you must remain employed by the Company through the end of the fiscal year(s) with respect to which the Performance Bonus relates, except in the event a “Pro-Rated Bonus” (defined below) is payable pursuant to Section 3(e)(i)(B) below (Qualifying Termination), Section 4(d) below (death) or Section 4(e) below (Disability).

CONFIDENTIAL

Leo Bannon

March 25, 2015

(c)                               Equity.

You shall be eligible to be considered for equity awards during each year of the Term at the discretion of the Board (or an appropriate committee thereof).

(d)                             Company-Sponsored Benefits.

As a member of the senior management team of the Company, you will also be eligible to receive all employee benefits pursuant to the Company’s standard benefit plans that the Company generally provides to the other members of the senior management team that may be in effect from time to time.  These currently include, without limitation, paid time away, group health benefits, 401(k) retirement benefits, business expense reimbursements, and Company-paid holidays.  The Company may, in its sole discretion and from time to time, amend or eliminate any of these benefits.

(e)                               Severance and Other Termination Benefits.

(i)                                  Qualifying Termination.  If your employment is terminated during the Term without Cause (as defined below) by the Company or by you for “Good Reason” (as defined below) (each, a “Qualifying Termination”), the Company shall cause to occur each of the following:

(A)                          pay you cash severance installment payments in an aggregate amount equal to one hundred percent (100%) of your annual Base Salary as in effect on your Termination Date (“Cash Severance”) being paid in ten monthly pro-rata installments with the first installment of Cash Severance being paid on the 90th day after your “separation from service” (within the meaning of Internal Revenue Code (“Code”) Section 409A (“Section 409A”)) from the Company (“Termination Date”), and the last installment being paid on the first anniversary of the Termination Date;

(B)                           pay you a pro-rated cash Performance Bonus, calculated as follows: the product of (x) the Performance Bonus that would have been earned during the fiscal year in which the Qualifying Termination occurred, assuming that the Qualifying Termination had not occurred and that you remained as Executive Vice President, Global Operations of the Company through the end of such fiscal year, which Performance Bonus, if any, shall be based on the extent to which the Company achieved the MBO Goals (or the performance standards set forth in the 2010 Management Incentive Plan or any successor incentive plan) during such fiscal year, multiplied by (y) a fraction, the numerator of which is the number of days of the Company’s fiscal year prior to the Termination

CONFIDENTIAL

Leo Bannon

March 25, 2015

Date and the denominator of which is 365 days.  This pro-rated Performance Bonus (a “Pro-Rated Bonus”) shall be paid to you no later than the 15th day of the third month immediately following the fiscal year in which the Qualifying Termination has occurred;

(C)                           accelerate the vesting of your restricted stock units and other time-based vesting equity awards, if any, in accordance with their applicable vesting schedules, as if you had provided an additional twelve (12) months of service to the Company as its Executive Vice President, Global Operations as of the Termination Date;

(D)                          the Company will continue to pay the cost (to the same extent that the Company was doing so immediately before the Termination Date) for all group employee benefit coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the same extent provided by the Company’s group plans immediately before the Termination Date for eighteen (18) months after the Termination Date or until you become eligible for group insurance benefits from another employer, whichever occurs first, provided that you timely elect COBRA coverage (“COBRA Benefits”).  You agree (i) at any time either before or during the period of time you are receiving benefits under this subsection (C), to inform the Company promptly in writing if you become eligible to receive group health coverage from another employer; and (ii) that you may not increase the number of your designated dependents, if any, during this time unless you do so at your own expense.  The period of such COBRA Benefits shall be considered part of your COBRA coverage entitlement period; provided, however, if the Company determines, in its sole discretion, that it cannot pay for the COBRA Benefits without potentially incurring financial cost or penalties under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then the Company shall, in lieu thereof, pay you a taxable cash amount that it would otherwise have paid for the COBRA Benefits, in monthly installments over the same time period, which payment shall be made regardless of whether you elect health care continuation coverage; and

(E)                            the “Accrued Obligations” (defined below) as of the Termination Date.

For avoidance of doubt, the payments and benefits that may be provided under Sections 3(e)(i) above or 3(e)(ii) below shall not be provided more than once and if payments and benefits are provided under either one of these subsections, then no payments or benefits will otherwise be provided again under either one of these subsections.  For avoidance of doubt, any Cash Severance

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Leo Bannon

March 25, 2015

benefits provided under Sections 3(e)(i) above or 3(e)(ii) below shall be calculated prior to giving effect to any reduction in Base Salary or target Performance Bonus that would give rise to your right to terminate for Good Reason. Additionally, any Cash Severance benefits provided under Sections 3(e)(i) above or 3(e)(ii) below shall be calculated prior to giving effect to any elected or agreed upon temporary forbearance from payment of the Base Salary or Performance Bonus.

(ii)                              Change in Control.  If, during the Term, there is a Qualifying Termination and your Termination Date occurs (because of such Qualifying Termination) during the time period that commences on the date that is ninety (90) days before a “Change in Control” (defined below) and extends through the date that is twenty-four (24) months after a Change in Control (such Qualifying Termination, a “CiC Qualifying Termination”), then the severance benefits provided to you under Section 3(e)(i) shall be enhanced as follows: (a) the amount of the total Cash Severance in Section 3(e)(i)(A) shall instead be equal to one hundred fifty percent (150%) of: (x) the then annual Base Salary plus (y) the target Performance Bonus that could have been earned during the fiscal year in which the Qualifying Termination occurred, assuming that the Qualifying Termination had not occurred and that you remained as Executive Vice President, Global Operations of the Company through the end of such fiscal year; (b) in lieu of the Pro-Rated Bonus you will instead receive an amount equal to the Performance Bonus multiplied by a fraction, the numerator of which is the number of days of the Company’s fiscal year prior to the Termination Date and the denominator of which is 365 days (the “Target Pro-Rated Bonus”); and (c) in lieu of the vesting acceleration benefits specified in Section 3(e)(i)(C), one hundred percent (100%) of the shares of common stock you have the option to purchase (the “Options”), including any additional stock options, restricted stock units, performance stock units, and other equity compensation incentives granted to you during the Term (collectively, the “Equity Incentives”) which are outstanding and unvested as of the Termination Date shall become fully vested and exercisable as of the later of your Termination Date or immediately prior to the date of the Change in Control.  For purposes of determining the number of shares that will vest pursuant to the foregoing provision with respect to any performance based vesting Options or Equity Incentives that have multiple vesting levels depending upon the level of performance, vesting acceleration shall occur, unless otherwise specifically provided in applicable award agreement, at the greater of (x) the target level or (y) the applicable award level as determined in accordance with the performance vesting criteria based on the level of actual performance actually attained through the date of the Change in Control (if calculable).  Subject to Section 12 below, in the event of a CiC Qualifying Termination, your Cash Severance and the Target Pro-Rated Bonus shall instead be fully paid to you in a single lump sum payment on the 90th day after your Termination Date.  For avoidance of doubt, you will still receive the COBRA

CONFIDENTIAL

Leo Bannon

March 25, 2015

Benefits in the event of a CiC Qualifying Termination and the particular payments and benefits that may be provided under a subsection of Sections 3(e)(i) or 3(e)(ii) shall not be duplicated and if payments and benefits are provided under one such subsection then no payments or benefits will be provided under the other subsection and vice-versa.

(iii)                          Release of Claims.  Notwithstanding anything to the contrary, in order to receive any payments or benefits under Section 3(e)(i) or Section 3(e)(ii) as applicable, you must timely execute and deliver (and not revoke) a separation agreement and general release of claims in favor of the Company, any affiliates or related entities, and their employees and affiliates, in the form and content attached as Exhibit A hereto, within the time period specified in the release, but in no event after the 60th day following the Termination Date.  However, you shall receive payment or benefits from the Company of the Accrued Obligations, as applicable, regardless of whether a separation agreement and general release of claims in the form and content attached as Exhibit A hereto is executed and timely provided to the Company.

(iv)                          Golden Parachute Excise Tax.  If any payment or benefit received or to be received by you (including any payment or benefit received pursuant to this Agreement or otherwise) would be (in whole or part) subject to the excise tax imposed by Code Section 4999, or any successor provision thereto, or any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the “Excise Tax”), then the payments or benefits provided under this Agreement or any other agreement pursuant to which you receive payments that give rise to the Excise Tax will either be: (a) paid in full; or (b) reduced to the extent necessary to make such payments and benefits not subject to such Excise Tax.  The Company shall reduce or eliminate the payments first by reducing those payments that are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments that are to be paid the farthest in time from the determination.  You shall receive the greater, on an after-tax basis, of (a) or (b).  However, if the imposition of such Excise Tax could be avoided by approval of stockholders as described in Code Section 280G(b)(5)(B), then you may request the Company to solicit a vote of such stockholders (described in Code Section 280G(b)(5)(B) and in which case you will cooperate and execute any such waivers of compensation as may be necessary to enable the stockholder vote to comply with the requirements specified under Code Section 280G and the regulations promulgated thereunder.  In no event will the Company be required to gross up any payment or benefit to you to avoid the effects of the Excise Tax or to pay any regular or excise taxes arising from the application of the Excise Tax.  Unless the Company and you otherwise agree in writing, any parachute payment calculation will be made in writing by independent public accountants selected by the Company,

CONFIDENTIAL

Leo Bannon

March 25, 2015

whose calculations will be conclusive and binding upon the Company and you for all purposes.  The Company and you will furnish to the accountants such information and documents as the accountants may reasonably request in order to make a parachute payment determination.  The accountants also will provide its calculations, together with detailed supporting documentation, both to the Company and to you, before making any payments that may be subject to the Excise Tax.  As expressly permitted by Q/A #32 of the Code Section 280G regulations, with respect to performing any present value calculations that are required in connection with this Section, the parties affirmatively elect to utilize the Applicable Federal Rates that are in effect on the Effective Date (the “Agreement AFRs”) and the accountants shall therefore use such Agreement AFRs in their determinations and calculations.

(f)                                Expense Reimbursement.  You shall be reimbursed for all documented reasonable business expenses that are incurred in the ordinary course of business in accordance with the Company’s expense reimbursement policy as in effect from time to time.  Any reimbursements or in-kind benefits provided under this Agreement that are subject to Section 409A shall be made or provided in compliance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a fiscal year may not affect the expenses eligible for reimbursement or in-kind benefits to be provided, in any other fiscal year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the fiscal year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

4.                                    Other Termination Rules.

Notwithstanding anything to the contrary in this Agreement whether express or implied, the Company may at any time terminate your employment with the Company and the Term, for any reason or no reason, and with or without Cause, and you may resign from your employment with or without Good Reason and terminate the Term, all as set forth in greater detail in this Section 4.  If your employment terminates due to your resignation without Good Reason, or due to your death or Disability or by the Company for Cause, or the Agreement is terminated at the end of the Term due to non-renewal in accordance with Section 2, then you will not be eligible for any severance benefits, except as provided in Sections 4(d) and 4(e).

(a)                               The following definitions shall apply for purposes of this Agreement:

(i)                                  “Accrued Obligations” shall mean the sum of (i) any portion of your accrued but unpaid Base Salary through the Termination Date; (ii) subject to Section 13, any compensation previously earned but deferred by you (together

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Leo Bannon

March 25, 2015

with any interest or earnings thereon) that has not yet been paid and that is not otherwise to be paid at a later date pursuant to any deferred compensation arrangement of the Company to which you are a party, if any; (iii) any reimbursements that you are entitled to receive under Section 3(e) of the Agreement or otherwise; and (iv) any vested benefits or amounts that you are otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company in accordance with the terms thereof (other than any such plan, policy, practice or program of the Company that provides benefits in the nature of severance or continuation pay).

(ii)                              “Cause” shall mean (i) your commission of fraud against the Company, (ii) your willful misconduct that materially harms the Company’s interests, (iii) your material violation of Company policies or practices, (iv) your willful use or disclosure of Confidential Information (as defined below) that is unauthorized by this Agreement, or (v) your performance of any act or omission which, if you were prosecuted, would constitute a felony, in each case as determined by the Board (or a committee of members of the Board), whose determination shall be conclusive and binding.

(iii)                          “Change in Control” shall mean:

(1)                              any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ( the “Exchange Act”) together with its affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company, or (iii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually, a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates);

(2)                              the majority of the Board is replaced, during any 12-month period by persons whose appointment or election is not endorsed by a majority of the Board prior to such appointment or election;

(3)                              the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto

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Leo Bannon

March 25, 2015

continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(3)                              there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets.

(iv)                          “Confidential Information” shall mean: The Company’s confidential and proprietary business information, including but not limited to, the Company’s products, services, customers, contracts, fees, prices, costs, business affairs, marketing, accounting, financial statements, employees, research, inventions, data, software, and any other confidential and proprietary business information of any kind, nature or description, tangible or intangible, in whatever form.

(v)                              “Disability” shall mean your medically-determined incapacity due to physical or mental illness which makes you unable to perform substantially the duties pertaining to your employment with or without reasonable accommodation for a period of six (6) consecutive months.

(vi)                          “Good Reason” shall mean any one or more of the following: (1) a material diminution in your Base Salary or Performance Bonus target, (2) a material diminution in your authority, reporting, or duties or responsibilities as the Company’s Executive Vice President, Global Operations, (3) a material change in the geographic location at which you must perform your services to the Company, which shall be defined to be a relocation of your principal workplace to a new location that is more than thirty miles away from the workplace location specified in Section 1 above, or (4) a material breach by the Company of this Agreement.

(vii)                      “Separation from Service” has the meaning set forth in Treasury Regulations Section 1.409A-1(h)(1).

(viii)                  “termination or resignation for Good Reason” shall mean any termination or resignation by you of your employment for Good Reason.

(ix)                          “termination without Cause” shall mean any termination of your employment by the Company for any reason other than Cause or your death or Disability.

(b)                              Termination for Cause. The Company may terminate your employment and the Term at any time for Cause, provided, however, that in the event the Board determines to terminate your employment for Cause, such termination shall only become effective if the Board shall first provide you with written notice detailing the alleged

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Leo Bannon

March 25, 2015

grounds for such Cause, and if such act or omission is susceptible to cure, provide you a 30 day period to cure such act or omission.  Upon a termination of your employment by the Company for Cause, you only will be entitled to any salary and other benefits earned, but unpaid, and any reimbursement for expenses owed to you by the Company, as of the Termination Date.

(c)                               Termination without Cause.  The Company shall have the unilateral right to terminate your employment and the Term at any time without Cause, and without notice, in the Company’s sole and absolute discretion.  Any such termination without Cause shall not constitute a breach of any term of this Agreement, express or implied, or a wrongful deprivation of your office or position.  If the Company terminates your employment and the Term without Cause, it shall be treated as a Qualifying Termination and the Company shall have no obligation to you, except to continue to pay you (or cause to occur, if applicable) the amounts (and actions) set forth in Section 3(e)(i) above in accordance with the terms thereof and any related provisions of this Agreement.

(d)                             Termination due to Death.  Your employment and the Term will be automatically terminated on the date of your death.  In the event of your death, the Company shall pay your estate or assignees (or allow your estate or assignees to retain, as applicable) within thirty (30) days of the Termination Date the Accrued Obligations, subject to Section 13 below.  In addition, you shall be eligible to receive a Pro-Rated Bonus for the year in which your employment is terminated, calculated with reference to the Termination Date and calculated and paid as provided in Section 3(e)(i)(B) above.  The vested Equity Incentives as of the date of your death shall be exercisable by your estate or assignees until the earliest of (x) twelve (12) months following the Termination Date; (y) the scheduled expiration date of the Equity Incentives; or (z) the date on which the Equity Incentives are canceled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company.

(e)                               Termination due to Disability.  If you are subject to a Disability, and if within thirty (30) days after written notice is provided to you by the Company you shall not have returned to perform substantially your duties, your employment and the Term may be terminated by the Company for Disability.  During any period prior to such termination during which you are unable to perform substantially such duties due to Disability, the Company shall continue to pay all amounts required to be paid under this Agreement (including without limitation your Base Salary), offset by any amounts payable to your under any disability insurance plan or policy provided by the Company, and the Company shall continue to provide all benefits to you hereunder.  Upon termination of your employment due to Disability, the Company shall pay you (or allow you to retain, as applicable) within thirty (30) days of such termination the Accrued Obligations, subject to Section 13 below.  In addition, you shall be eligible to receive a Pro-Rated Bonus for the year in which your employment is terminated, calculated with reference to the Termination Date and calculated and paid as provided in Section 3(e)(i)(B) above.  The vested Equity Incentives as of the Termination Date shall be

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Leo Bannon

March 25, 2015

exercisable by you until the earliest of (x) twelve (12) months following the Termination Date; (y) the scheduled expiration date of the Equity Incentives; or (z) the date on which the Equity Incentives are canceled (and not substituted or assumed) pursuant to a Change in Control or merger or acquisition or similar transaction involving the Company.

(f)                                Resignation for Good Reason.  You may terminate your employment and the Term at any time for Good Reason, provided that you provide written notice to the Company describing the existence of any Good Reason condition(s) within ninety (90) days of the date of the initial existence of the condition(s) or else you will be deemed to have waived any Good Reason with respect to such condition(s).  Upon the Company’s receipt of such written notice, the Company shall then have thirty (30) days during which it may cure or remedy the condition(s).  If the Company does cure or remedy the condition(s) during such thirty (30) day period then Good Reason will be deemed to have not occurred with respect to such condition(s).  If the Company does not cure or remedy the condition(s) during such thirty (30) day period, then your employment with the Company and the Term shall be terminated for Good Reason as of the day following the expiration of the thirty (30) day cure/remedy period.  If you terminate your employment for Good Reason in accordance with the provisions of this Section 4(f), it shall be treated as a Qualifying Termination and the Company shall pay you (or cause to occur, if applicable) the amounts (and actions) set forth in Section 3(e)(i) above in accordance with the terms thereof and any related provisions of this Agreement.

(g)                              Resignation without Good Reason.  You may terminate your employment and the Term at any time for no reason, or for any reason that does not otherwise constitute Good Reason, in your sole and absolute discretion. You agree to use reasonable efforts to provide written notice to the Company of your termination of employment without Good Reason at least three (3) months prior to the effective date of your resignation (and such notice must specify the effective date of your resignation of employment).  In the event you so terminate your employment without Good Reason, you shall only be entitled to receive (subject to Section 13 below) the Accrued Obligations through the effective date of your resignation, as well as all other compensation and benefits required under this Agreement through the effective date of your resignation, and neither you nor the Company shall have any further obligations to the other except as set forth in Section 6 (Confidential Information), Section 7 (Covenants) and Sections 8 through and including 13.  However, in the event you terminate your employment without Good Reason and your Termination Date occurs prior to the end of the required minimum three (3) month notice period provided in this Section 4(g), then the Option and any additional stock options or stock appreciation rights granted to you after the Effective Date shall immediately expire and be forfeited as of such Termination Date. The Company is not obligated to actually utilize your services at any time during the three-month period preceding the effective date of your resignation, and may prevent you from accessing any of the Company premises or resources during such three-month period.  Additionally, as long as the Company provides you with any compensation and benefits that would have been earned by you pursuant to Sections 3(a),

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Leo Bannon

March 25, 2015

3(b) and 3(c) during the three-month period preceding the effective date of your resignation had you remained employed during such period, the Company may terminate your employment prior to the expiration of such three-month period without triggering any rights to or eligibility for severance, including without limitation those payments and benefits described under Sections 3(e)(i) or 3(e)(ii).

5.                                    Confidential Information.  As an employee of the Company, you will have access to certain confidential information of the Company and you may, during the course of your employment or thereafter, develop certain information or inventions which will be the property of the Company.  In consideration of, and as a condition to, your continued employment with the Company, and as an essential inducement to the Company to enter into this Agreement, this Agreement is expressly subject to your continuing to abide by the terms of the RealD Inc. Employee Invention Assignment and Confidentiality Agreement previously executed by you and the Company (the “Confidentiality Agreement”) in the form enclosed hereto as Exhibit B.

6.                                    Covenants.  You agree to timely and fully comply with all of the covenants set forth in this Section 7 and further understand and agree that such covenants shall survive any termination of your employment and termination or expiration of this Agreement.

(a)                               Return of Company Property.  On your Termination Date, or at any other time as required by the Company, you will immediately surrender to the Company all Company property, including but not limited to, Confidential Information (as such term is defined in the Confidentiality Agreement), keys, key cards, computers, telephones, pagers, credit cards, automobiles, equipment and/or other similar property of the Company.  The Company shall reimburse you for any reasonable expenses to ship its property back to the Company’s offices, as applicable.

(b)                              Non-disparagement.  You will not at any time during the period of your employment with the Company and during any period in which you are receiving severance payments under Section 3(e), make (or direct anyone else to make) any disparaging statements (oral or written) about the Company, or any of its affiliated entities, officers, directors, employees, stockholders, representatives or agents, or any of the Company’s products or services or work-in-progress, that are harmful to their businesses, business reputations or personal reputations.

(c)                               Cooperation.             You agree that, upon the Company’s request and without any payment therefore, you shall reasonably cooperate with the Company (and be available as necessary) after the Termination Date in connection with any matters involving events that occurred during your period of employment with the Company.

(d)                             Amounts Due.  You will fully pay off any outstanding amounts owed to the Company no later than their applicable due date or within thirty days of the Termination Date (if no other due date has previously been established).  Within thirty

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Leo Bannon

March 25, 2015

(30) days of the Termination Date, you will submit any outstanding business expense reports to the Company for business expenses incurred prior to the Termination Date.

(e)                               Company Resources.  As of the Termination Date, you will no longer represent that you are an officer, director or employee of the Company or any Company affiliate and you will immediately discontinue using the Company mailing address, telephone, facsimile machines, voice mail and e-mail.

(f)                                Notice of New Employment.      You will provide written notice to the Company within three (3) business days after the date that you agree to accept new full or part time employment or agree to provide consulting or other services to another entity or venture.

(g)                              Representations.  You represent that you have not entered into any agreements, understandings, or arrangements with any person or entity that you would breach as a result of, or that would in any way preclude or prohibit you from entering into, this Agreement with the Company or performing any of the duties and responsibilities provided for in this Agreement.  You represent that you do not possess any confidential, proprietary business information belonging to any other entity, and will not use any confidential, proprietary business information belonging to any other entity in connection with your employment with the Company.  You represent that you are not resigning employment or relocating any residence in reliance on any promise or representation by the Company regarding the kind, character, or existence of such work, or the length of time such work will last, or the compensation therefor.

(h)                              Clawback Policy.  Without limiting the requirement in Section 1 that you will strictly adhere to and obey Company policies, you understand and acknowledge that the Company has adopted a policy (which the Company may in the future amend in its discretion) on the recoupment of compensation (“Clawback Policy”).  As a result, you may be required to repay to the Company certain previously paid compensation (that was earned or accrued on or after the Effective Date) in accordance with any such Clawback Policy and/or in accordance with applicable law.

(i)                                  Violations.  You acknowledge that (i) upon a violation of any of the covenants contained in this Section 7; or (ii) if the Company is terminating your employment for Cause as provided under this Agreement, the Company would sustain irreparable harm as a result and that the Company would not have entered into this Agreement without such restrictions, and, therefore, you agree that in addition to any other remedies which the Company may have, the Company shall be entitled, without bond of any kind, to seek equitable relief including specific performance and injunctions restraining you from committing or continuing any such violation.

7.                                    Entire Agreement.  This Agreement and its Exhibits, and the Employee Invention Assignment and Confidentiality Agreement, and any other plans or agreements referenced

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Leo Bannon

March 25, 2015

herein, as amended or superseded from time to time, contain the entire agreement between you and the Company regarding their terms and supersede any and all prior written or oral understandings.  Except as otherwise provided herein, this Agreement may not be amended or modified except in a writing, executed by you and a duly authorized officer of the Company other than yourself.  This Agreement may be executed by facsimile signatures and in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument.

8.                                    Choice of Law; Severability; Waiver.  This Agreement will be governed by the laws of the State of California, United States, without reference to the conflict of law provisions thereof.  If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision, or portion thereof, of this Agreement.  No breach of any provision hereof can be waived unless in writing.  Waiver of any one breach of any provision hereof will not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement.

9.                                    Successors and Assigns.  The Company may assign this Agreement to any successor (whether by amalgamation, merger, consolidation, sale of assets, purchase or otherwise) to all or substantially all of the equity, assets or business of the Company, and this Agreement will be binding upon and inure to the benefit of such successors and assigns, including any successor entity.  You may not assign this Agreement or your obligations hereunder.

10.                            Notice.  Any and all notices required or permitted to be given to you or the Company pursuant to the provisions of this Agreement will be in writing, and will be effective and deemed to provide such party sufficient notice hereunder on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices that the Company is required to or may desire to give you that are not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to you at your home address of record with the Company, or at such other address as you may from time to time designate by one of the indicated means of notice herein.  All notices that you are required to or may desire to give to the Company that are not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the Company’s General Counsel at its principal office, or at such other office as the Company may from time to time designate by one of the indicated means of notice herein.

11.                            Withholding and Taxes.  The Company shall have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.  The Company (including, without limitation, members of the Board) shall not be liable to you or other persons as to any unexpected or

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Leo Bannon

March 25, 2015

adverse tax consequence realized by you and you shall be solely responsible for the timely payment of all taxes arising from this Agreement that are imposed on you.

12.                            Section 409A.  The payments under this Agreement are intended to be exempt from the application of Section 409A pursuant to the “short-term deferral” exception and “separation pay plan” exception under Section 409A to the fullest extent possible and any ambiguity herein shall be interpreted accordingly.  Each individual payment provided under Sections 3(e), 4(d) or 4(e) is intended to be a separate payment and not a series of payments for purposes of Section 409A.  Anything in this Agreement to the contrary notwithstanding, if the severance payment above constitutes an item of nonqualified deferred compensation subject to Section 409A, the Company and you shall take all steps necessary (including with regard to any post-termination services you may perform) to ensure that any such termination constitutes a “separation from service” within the meaning of Section 409A.  In addition, if you are deemed at the time of your “separation from service” to be a “specified employee” within the meaning of that term under Section 409A and to the extent delaying commencement of payment of nonqualified deferred compensation (that is payable on account of your separation from service) is required in order to avoid the imposition of taxes under Section 409A, then all such payments and benefits will instead be paid to you in a lump sum without interest on the earlier of (a) the first business day of the seventh month following your “separation from service” or (b) five business days after the date the Company receives written confirmation of your death.  To the extent any severance benefits provided under this Agreement are nonqualified deferred compensation subject to Section 409A, to the extent necessary as required to avoid the imposition of taxes under Section 409A, any accelerated payment of Cash Severance pursuant to Section 3(e)(ii) shall occur only if the Change in Control qualifies as a change in the ownership or effective control of the Company or change in the ownership of a substantial portion of its assets within the meaning of Treasury Regulations Section 1.409A-3(i)(5).  It is intended that payments under this Agreement will be exempt from or comply with Section 409A, but the Company makes no representation or covenant to ensure that the payments under this Agreement are exempt from, or compliant with, Section 409A, and will have no liability to you or any other party if a payment under this Agreement that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

13.                            Exhibits.  All Exhibits attached to this Agreement shall be incorporated herein by this reference as though fully set forth herein.

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CONFIDENTIAL

Leo Bannon

March 25, 2015

If you decide to accept the terms of this Agreement, please sign this Agreement in the space indicated and return it to me.  We will provide a duplicate copy of this Agreement to you for your records. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this Agreement and that you are continuing to abide by the terms of the Employee Invention Assignment and Confidentiality Agreement previously executed by you in the form enclosed here as Exhibit B.  Should you have anything else that you wish to discuss, please do not hesitate to contact me.

Sincerely,

RealD Inc.

By:	/s/ Michael V. Lewis
Michael V. Lewis
Chief Executive Officer

I have read, understand, and accept this offer.  Furthermore, in choosing to accept this offer, I agree that I am not relying on any representations, whether verbal or written, except as specifically set out within this Agreement.

/s/ Leo Bannon
Leo Bannon

Date: March 25, 2015

Enclosures:	EXHIBIT A:	FORM OF SEPARATION AGREEMENT AND RELEASE OF CLAIMS
	EXHIBIT B:	EMPLOYEE INVENTION ASSIGNMENT
AND CONFIDENTIALITY AGREEMENT

EXHIBIT A

FORM OF SEPARATION AGREEMENT AND RELEASE OF CLAIMS

EXHIBIT B

EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT